JPMorgan Funds - JPMorgan Trust III
Rule 10f-3 Transactions
For the period from November 1, 2016 to April 30, 2017

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Multi-Manager Alternatives Fund
Trade Date 11/16/2016
Issuer Bayer Capital Corp BV (BAYNGR 5.625% November 22, 2019 144A)
Cusip/ISIN/Sedol DE000A189FZ7
Bonds 1,300,000
Offering Price $99.68
Spread 0.33%
Cost $1,295,775
Dealer Executing Trade 4,000,000,000
% of Offering 0.03%
synd_list CITI, JPM, MS, PNC
Fund JPMorgan Multi-Manager Alternatives Fund
Trade Date 1/5/2017
Issuer Colony Starwood Homes (SFR 3.50% January 15, 2022 144A)
Cusip/ISIN/Sedol 19625XAA0
Bonds 63,000
Offering Price $100.00
Spread 1.50%
Cost $63,000
Dealer Executing Trade Citigroup Global Markets, Inc.
% of Offering 0.02%
synd_list BAML,CITI,JPM,MS
Fund JPMorgan Multi-Manager Alternatives Fund
Trade Date 2/16/2017
Issuer OSI Systems Inc. (OSIS 1.25% Seoptenber 1m 2922 144 A)
Cusip/ISIN/Sedol 671044AC9
Bonds 204,000
Offering Price $100.00
Spread 1.50%
Cost $204,000
Dealer Executing Trade Barclays Capital Inc.
% of Offering 0.07%
synd_list BAML,JEFLLC,JPM,WFC